Execution Copy

NORTHERN DYNASTY MINERALS LTD.

SUBSCRIPTION AGREEMENT FOR SPECIAL WARRANTS

The following items in this Subscription Agreement must be completed (please tick applicable boxes when returning this form with funds):

I.	All Subscribers:

[ ]	Subscriber and subscription amount information in the boxes and signature on pg 2;

[ ]	Attach certified funds or draft payable to Northern Dynasty Minerals Ltd. or wire as per below;

[ ]

Subscribers who are individuals (natural person) or resident in Canada and who are “Accredited Investors” (as defined herein but generally meaning higher net worth or higher net income persons) must complete and sign Schedule “B” – Accredited Investor Form (Canada);

[ ]

Subscribers who are not individuals (e.g. corporations, partnerships, or trusts) and are purchasing at least CDN$150,000 of Special Warrants are exempt and do not require additional forms (except U.S Persons- see below) but if the corporate Subscriber is subscribing for less than CDN$150,000 amount the corporate Subscriber must qualify as an “accredited investor” as defined by section 7(a)(i)(A) (generally net assets of at least $5 million).

[ ]	Canadian individual Subscribers who are relying on the Family Friends and Business Associates (“FFBA”) exemption must execute the FFBA Risk Acknowledgement attached as Schedule “C”

[ ]

The above exemptions from prospectus requirements are the most commonly used. Other exemptions from prospectus and registration requirements may be available for certain other types of Subscribers as described in this document in section 7, if you are relying on one of them please tick this box.

II.	U.S. Persons:

[ ]

If you are U.S. Person you must also complete Schedule “D” – U.S. Accredited Investor Certificate and execute the Registration Rights Agreement – Schedule “E”. If Schedules D and E are applicable no other Schedules are required from a U.S. Person.

A completed and executed copy of this Subscription Agreement must be delivered by courier, email or fax, together with certified or wired funds confirmation by no later than 3:00 p.m. (Vancouver time) on August 11, 2015 to the Company’s the contact details on page 3.

Until accepted by the Company, this document is an offer to subscribe for Special Warrants by the Subscriber. All monetary figures are Canadian dollars. These Special Warrants being are offered for sale only where permitted by applicable law and only to eligible subscribers resident in Canada, the United States or in certain other international jurisdictions acceptable to the Company. This document is confidential and must not be shared with any person except your professional advisors without the Company’s consent.

Wire funds in either Canadian or US dollars as follows:

Bank Name and Address:	CIBC, Commerce Place, 400 Burrard Street, Vancouver, BC, V6C 3A6
Bank:	010
Branch:	00010
Account Number:	70 10214 (CAD)
Account Number:	03 18914 (USD)
Swift #:	CIBCCATT
Beneficiary Name:	Northern Dynasty Minerals Ltd.

SUBSCRIPTION AGREEMENT FOR SPECIAL WARRANTS

TO:	Northern Dynasty Minerals Ltd. (the “Company”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of special warrants (the “Special Warrants”) of the Company as set forth below for the aggregate subscription price set forth below (the “Aggregate Subscription Price”), representing a subscription price of $0.399 per Special Warrant, upon and subject to the terms and conditions set forth herein. In addition to this page, the Subscriber must also complete the applicable Schedules attached hereto (see cover page for applicability guidelines).

Please print or type all information.

No. of Special Warrants @$0.399:__________

(Name of Subscriber- please print)	Aggregate
Subscription Price: $_______________________

If the person signing this subscription is not
(Official Capacity or Title – please print)	purchasing, nor deemed by applicable securities
regulation to be purchasing, as principal and is
signing as agent for one or more principals (a
Please print name of individual whose signature	“Disclosed Principal”), complete the following for
appears above if different than the name of the	each such principal (attach additional pages if
purchaser printed above.	required):

(Address of Residence)

(Name of of Disclosed Principal)

(Address of Residence Disclosed Principal)

(Subscriber’s E-mail)

(Subscriber’s Telephone No.)	(Disclosed Principal’s E-mail)

(Disclosed Principal’s Telephone No.)

The above Subscriber hereby executes and tenders this Subscription Agreement to the Company on the terms and conditions hereof. The Subscriber acknowledges that the Company has a positive obligation to confirm the contents of any exemption being relied upon and may contact the Subscriber to confirm the information herein provided. Where the Subscriber has relied on the Accredited Investor exemption, the Subscriber may be asked to provide a reference (accountant, banker, lawyer, and broker) who can confirm the Subscriber’s status as an Accredited Investor or other evidence of the required net worth or annual income.

Date
Subscriber Signature

The Company is hereby directed to issue and register any certificates representing the Special Warrants subscribed for, and deliver them, as follows:

Registration Instructions:	Delivery Instructions:
As above [ ] or	As above [ ] or

Name [Please Print]	Account reference, if applicable

Account reference, if applicable	Contact Name [Please Print]

Address	Address

(Telephone Number)

ACCEPTANCE: The Company hereby accepts the subscription for Special Warrants as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated _______________________, 2015.

NORTHERN DYNASTY MINERALS LTD.

Per:
Authorized Signatory

For delivery of Subscription documents and assistance with forms:

Northern Dynasty Minerals Ltd.
c/o Trevor Thomas. Esq., General Counsel
Email: TrevorThomas@hdimining.com
Fax +1-604-684-8092,
15th Floor - 1040 W. Georgia St.,
Vancouver BC V6E 4H1 Canada.
Dir +1-778-373-6723 T +1-604-649-6673.

TO:	Northern Dynasty Minerals Ltd.

1.

Subscription Offer. The undersigned (the “Subscriber”) hereby tenders to the Company this subscription offer which, upon acceptance by the Company and subject to the terms set out herein, will constitute an agreement (the “Subscription Agreement”) of the Subscriber with the Company to purchase from the Company and, on the part of the Company, to sell to the Subscriber, the number of Special Warrants (the “Special Warrants”) set out on page one hereof at the price (the “Purchase Price”) of $0.399 per Special Warrant, all on the terms and subject to the conditions set forth in this Subscription Agreement, including the term sheet (the “Term Sheet”) attached as Schedule “A” hereto. The Subscriber acknowledges that the Special Warrants such Subscriber is purchasing is part of a larger offering by the Company of up to $20 million (the “Offering”) which may include other securities which are convertible into common shares or are other forms of common share issuances such as for asset acquisitions. No executed Subscription Agreement is contingent on execution or completion of any other Subscription Agreement and there is no minimum Offering size or subscription amount.

2.

Subscriber as Trustee, Agent, Representative or Nominee for Beneficial Purchaser. If the Subscriber is acting as trustee, agent, representative or nominee for a beneficial purchaser, including a Disclosed Principal (“Beneficial Purchaser”), the Subscriber understands and acknowledges that the representations, warranties, and agreements made herein are made by the Subscriber, with respect to the Subscriber, and with respect to the Beneficial Purchaser. Unless the context otherwise requires or as specifically stated, references to the Subscriber in this Subscription Agreement are to the Subscriber and any such Beneficial Purchaser.

3.	Definitions. In this Subscription Agreement, unless the context otherwise requires:

(a)	“Accredited Investor” means a person which qualifies as such under section 1.1 of NI 45-106;

(b)

“Accredited Investor Form (Canada)” means the form attached hereto as Schedule “B” to be used by non-U.S. Persons who are individuals (natural persons) who qualify as Accredited Investors. The form is not to be used by corporations, partnerships or trusts which qualify as Accredited Investors under section 1.1 of NI 45-106 (generally requiring a net assets of at least $5 million on their last financial statement). Any corporation, trust or partnership which purchases at least $150,000 of Special Warrants is not required to qualify as an Accredited Investor;

(c)	“beneficially own(s)” means to own within the meaning of Section 13(d) of the U.S. Exchange Act and the rules and regulations of the SEC promulgated thereunder;

(d)	“CDN Qualification Date” generally means the date a receipt is issued by Canadian securities regulators for the Final Prospectus as described in Section 4(d);

(e)	“Closing” means a completion of an issue and sale by the Company and the purchase by one or more Subscribers of Special Warrants pursuant to this Subscription Agreement;

(f)	“Closing Date(s)” means a date determined by the Company on or about August 14, 2015 or such later date or dates as the Company may determine within the rules of the TSX and the terms hereof;

(g)

“Common Stock Equivalent” means any securities of the Company which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred stock, warrants, options or other instruments convertible into or exercisable or exchangeable for Shares;

(h)	“Company” means Northern Dynasty Minerals Ltd., a British Columbia, Canada corporation listed on the TSX and NYSE MKT;

(i)	“Designated Provinces” means each of the Provinces of Canada (other than Québec) in which Canadian resident Subscribers reside and where the Final Prospectus will be filed;

(j)

“Family, Friends and Business Associates Exemptions” (“FFBA”) means the exemptions from the prospectus requirements found in Sections 2.5 and in Ontario 2.6.1 of NI 45-106 which require execution of Schedule “C”;

(k)	“Final Prospectus” means the final prospectus qualifying in the Designated Provinces the distribution of the Shares to be issued upon the voluntary or deemed exercise of the Special Warrants;

(l)	“Group” means a group of beneficial owners within the meaning of Section 13(d) of the U.S. Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder;

(m)

“International Jurisdiction” means a country other than Canada or the United States, the acceptability of which for the sale of Special Warrants will be determined by the Company on a case by case basis;

(n)

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions -the legal instrument governing the requirements for reliance on prospectus exemptions in the Designated Provinces (NI 45-106 is available online at www.bcsc.bc.ca);

(o)	“Non-U.S. Purchaser” means any Subscriber to the Offering that is not a U.S. Purchaser;

(p)	“NYSE MKT” means the NYSE MKT Stock Exchange;

(q)	“Registration Rights Agreement” means the agreement attached as Schedule “E” to be entered into concurrently herewith between the Company and each of the Subscribers who is a U.S. Person;

(r)	“Resale Filings” means the Final Prospectus and the U.S. Registration Statement;

(s)	“Resale Filings Termination Date” means for each U.S Purchaser of Special Warrants the second anniversary of the (first) Closing date.

(t)	“Schedules” means the schedules attached hereto and forming part hereof and comprising of:

(i)	Term Sheet;

(ii)	CDN Accredited Investor Certificate;

(iii)	Family, Friends and Business Associates Certifications;

(iv)	U.S. Accredited Investor (U.S. Purchaser Certificate); and

(v)	US Registration Rights Agreement

(u)	“SEC” means the United States Securities and Exchange Commission;

(v)	“Securities” means the Special Warrants and the Underlying Shares;

(w)	“Securities Commissions” means, collectively, the Canadian securities commission or other securities regulatory authority in each of the Designated Provinces;

(x)

“Securities Laws” means the securities laws, regulations, rules, and instruments adopted by the securities regulator as applicable in each Designated Province and the U.S. Securities Act and the U.S. Exchange Act and the rules and regulations of the SEC promulgated under the U.S. Securities Act and the U.S. Exchange Act and the policies of the TSX and NYSE MKT;

(y)	“Shares” means common shares without par value in the capital of the Company which is the class of securities the Company has listed on the TSX and NYSE MKT;

(z)	“Special Warrant Certificates” means the certificates to be dated as of the Closing Date which will govern the Special Warrants;

(aa)

“Special Warrants” means the special warrants to be issued by the Company to the Subscriber hereunder exercisable one-for-one into Shares and having the other characteristics described in section 4 below;

(bb)

“Subscribers” means the persons who offer to purchase Special Warrants by completion of this Agreement and upon the acceptance of this Subscription Agreement by the Company will be purchasers of the Special Warrants hereunder;

(cc)	“TSX” means the Toronto Stock Exchange;

(dd)	“Underlying Shares” means the Shares to be issued on the voluntary or deemed exercise of the Special Warrants;

(ee)	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(ff)	“U.S. Person” has the meaning ascribed thereto in Section 11(s);

(gg)	“U.S. Purchaser” means each Subscriber to the Offering that has indicated that it is a U.S. Person by completing and delivering to the Company a U.S. Accredited Investor Certificate;

(hh)	“U.S. Qualification Date” has the meaning ascribed thereto in Section 4(b);

(ii)

“U.S. Registration Statement” means a registration statement on Form F-3 or other appropriate securities registration form filed with the SEC to permit the resale within the United States of the Underlying Shares; and

(jj)	“U.S. Securities Act” has the meaning ascribed thereto in Section 11(s).

4.	Special Warrant Terms. The Special Warrants will be governed by the Special Warrant Certificate, which will contain provisions to the following effect:

(a)

Canadian Prospectus. The Company will file the Canadian Prospectus, as defined in the Term Sheet, and use reasonable best efforts to obtain a receipt for the Final Prospectus in the Designated Provinces in order to qualify the distribution of the Underlying Shares upon deemed exercise of the Special Warrants. The Company shall cause the Canadian Prospectus to remain effective and current until the expiry of the four month Canadian hold period otherwise applicable to unexercised Special Warrants.

(b)

U.S. Registration Statement. The Company will file the U.S. Registration Statement with the SEC on Form F-3 or other appropriate SEC form for the benefit of the U.S. Purchasers in order to qualify the resale by the U.S. Purchasers of the Underlying Shares in accordance with the terms and conditions of the Registration Rights Agreement. The Company shall use reasonable commercial efforts to cause the U.S. Registration Statement to be declared effective by the SEC on a date (U.S. Qualification Date) which is not later than 90 days after the Closing of the Offering and to cause such U.S. Registration Statement to remain continuously effective until such time that investors may resell the Underlying Shares pursuant to Rule 144 promulgated under the US Securities Act of 1933 without any public information requirement or volume limitations as determined by counsel to the investor, but in any event not exceeding two years from closing in accordance with the Registration Rights Agreement.

(c)

Right and Obligation to Acquire Underlying Shares. Subject to the restrictions herein, each Special Warrant, will be convertible into Underlying Shares on a one-for-one basis as follows: (i) upon the voluntary exercise of the Special Warrant by its holder at any time or (ii) upon the deemed exercise of the Special Warrants as generally described below in this section 4. In no event will the Special Warrants be exchangeable or redeemable for cash. Deemed (automatic) exercise of any unexercised Special Warrants for non-U.S Persons and U.S. Purchasers who beneficially own less than 9.9% of outstanding Shares) (“Non-Affiliate U.S. Purchasers”) will occur within four months plus one day from issuance on the same basis as for non-U.S. Persons described in (d) below (unless the U.S Purchaser has made an election under 4(j)). Deemed (automatic) exercise of any unexercised Special Warrants for U.S. Purchasers who beneficially own more than 9.99% of the outstanding Shares (“U.S. Affiliate Purchasers”) will occur on the Resale Filings Termination Date. In each case the Subscriber will receive one Underlying Share, for no further payment or additional consideration on voluntary or deemed exercise of a Special Warrant. Each Non-U.S. Purchaser who beneficially owns more than 9.99% of the outstanding Shares (a “Non-U.S. Affiliate Purchaser”) may elect, concurrent with the execution of this Subscription Agreement, to be governed by the restrictions on conversion set out in Section 4(i). Any Non-U.S. Purchaser that is not a Non-U.S. Affiliate Purchaser and any Non-Affiliate U.S. Purchaser may elect, concurrent with the execution of this Subscription Agreement, to be governed by the restrictions on conversion governed by Section 4(j)). Any Non-U.S. Affiliate Purchaser may elect, at its option, to enter into the Registration Rights Agreement with the Company in the form attached hereto as Schedule E concurrent with the execution of this Subscription Agreement.

(d)

Deemed Exercise for Non-U.S. Purchasers. Any unexercised Special Warrants held by Non- U.S. Purchasers, other than Special Warrants issued to or held by any Non-U.S. Affiliate Purchaser who elects to be governed by Section 4(i) and Special Warrants issued to or held by any Non-U.S. Purchaser who elects to be governed by Section 4(j)), will be deemed to be exercised at 4:00 p.m. (Vancouver time) on the earlier of (i) the date that is the sixth business day after the date on which the Company obtains a receipt for the Final Prospectus from the (Canadian) Securities Commissions qualifying the distribution of the Underlying Shares; and (ii) the date that is four months plus one day after Closing (the “CDN Qualification Date”).

(e)

Deemed Exercise for Non-Affiliate U.S. Purchasers. Any unexercised Special Warrants held by any Non-Affiliate U.S. Purchaser, other than Special Warrants issued to or held by any Non- Affiliate U.S. Purchaser who elects to be governed by Section 4(j), will be deemed to be exercised at 4:00 p.m. (Vancouver time) on the CDN Qualification Date.

(f)

Deemed Exercise for Affiliate U.S. Purchasers. Any unexercised Special Warrants held by (i) any Affiliate U.S. Purchasers, (ii) any Non-U.S. Affiliate Purchasers who have elected to be governed by Section 4(i), and (iii) any Non-U.S. Purchaser or Non-Affiliate U.S. Purchaser who elects to be governed by Section 4(j), will be deemed to be exercised at 4:00 p.m. (Vancouver time) on the Resale Filings Termination Date.

(g)

Meaning of Beneficially Own. For the purposes of determining whether a U.S. Purchaser is an Affiliate U.S. Purchaser, a Non-Affiliate U.S. Purchaser or an Affiliate Non-U.S. Purchaser under this section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Exchange Act, and the rules and regulations of the SEC promulgated thereunder, disregarding for this purpose the limitation on conversion described in Section 4(i) and similar limitation on conversion or exercise contained in any other Common Stock Equivalent, in each case, held by such holder and its affiliates and such other person or persons with whom such Holder may be deemed to be a Group. For purposes of Section 4(i), in determining the number of outstanding Shares, a holder may rely on the number of outstanding Shares as reflected in (A) the Company’s most recent report filed with the SEC, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of Shares outstanding. Upon the written or oral request of a holder, the Company shall within two Business Days confirm orally and in writing to the holder the number of Shares then outstanding.

(h)

Voluntary Conversion. Subject to the restrictions in Sections 4(i), 4(j) and 4(k), the Special Warrants may be voluntarily exercised by their holder at any time prior to their deemed exercise by delivery of an exercise form to the Company. In such event the certificate representing the Underlying Shares will bear any restrictive legends required by applicable Securities Laws.

(i)

Automatic 9.99% Blocker Restrictions for Affiliate and Electing Purchasers. No exercise of any Special Warrants by (i) any Affiliate U.S. Purchaser, or (ii) any Affiliate Non-U.S. Purchaser that has elected to be governed by this Section 4(i), together with the respective holder’s affiliates, and any other Persons acting as a group together with the respective holder or any of the respective holder’s affiliates, will be permitted to the extent that, after giving effect to such exercise, such Holder would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). To the extent that the limitation contained in this Section 4(i) applies, the determination of whether the Special Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Special Warrant is exercisable shall be in the sole discretion of the holder, and the submission of a notice of exercise shall be deemed to be the holder’s determination that the Special Warrant is exercisable in accordance with the terms hereof (in relation to other securities owned by the holder together with any affiliates) and of which portion of the Special Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. The “Beneficial Ownership Limitation” of this Section 4(i) shall be 9.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of the Special Warrant. The holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(i), subject to 4(k) and the provisions of this Section 4(i) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(j)

4.99% Blocker Restriction for Electing Non-Affiliate Purchasers. No exercise of any Special Warrants by any Non-Affiliate U.S. Purchaser or any Non-U.S. Purchaser that has elected to be governed by this Section 4(j), together with the respective holder’s affiliates, and any other Persons acting as a group together with the respective holder or any of the respective holder’s affiliates, will be permitted to the extent that, after giving effect to such exercise, such Holder would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). The “Beneficial Ownership Limitation” of this Section 4(j) shall be 4.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of the Special Warrant. The balance of the provisions set forth above in Section 4(i) shall apply “mutatis mutandis” to this Section 4(j).

(k)

Exercise Restriction Applicable to All Holders At All Times. Notwithstanding the foregoing provisions regarding conversion of Special Warrants, unless the Company’s Shareholders Rights Plan has been terminated, no Holder’s Special Warrants may at any time, voluntarily or automatically, be exercised in circumstances where the Shares issued on exercise thereof would, when aggregated with the other Shares beneficially owned by such Holder or any applicable Group of which the Holder is a member, exceed 19.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares upon exercise of such Special Warrants.

(l)

Adjustment Provisions. There are no anti-dilution provisions. The number of Underlying Shares issuable upon exercise of the Special Warrants will be subject to customary adjustment provisions relating to corporate actions or transactions affecting all outstanding Shares such as splits and reverse-splits, mergers, stock dividend, all of which will be more particularly to be set out in the Special Warrant Certificate.

5.

Delivery of Closing Documentation. The Subscriber agrees that the relevant documents noted on the cover page hereof must be delivered to the Company by, August 11, 2015 at 3:00 p.m. (Vancouver time) by fax, email or courier together with certified or wired funds. The Subscriber acknowledges and agrees that such documents, when executed and delivered by the Subscriber, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Subscriber hereunder in favour of the Company. The Subscriber consents to the filing of such documents as may be required to be filed with the TSX, NYSE MKT or other securities regulatory authority in connection with the transactions contemplated hereby.

6.

Closing. Closing means the issuance of the Special Warrant certificates against fully executed Subscription Agreements and forms together with receipt of funds by the Company. Closing will be completed at the offices of the Company’s Canadian attorneys McMillan LLP in Vancouver, British Columbia, on a date or dates on or about August 14, 2015 or such other place or time(s) as the Company may determine (the “Closing Time”) within the requirements of the TSX and the NYSE MKT. At the Closing, the Company will issue and deliver the Special Warrants, and the Special Warrant Certificates representing such Special Warrants, to the Subscriber. The Subscriber acknowledges it does not require any prior notice of Closing and that the Offering may close in one or more tranches. If the Closing does not occur by August 31, 2015, the Company shall on written request of any Subscriber return this Subscription Agreement and any funds, certified cheques and bank drafts delivered by the Subscriber to the Company representing the purchase price for the Special Warrants, without interest, to the Subscriber

7.	Subscriber’s Prospectus Exemption Status

(a)

The Subscriber, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, the Company (which representations, warranties and covenants will survive the Closing of the Offering) that the Subscriber is purchasing the Special Warrants as principal for its own account, it is purchasing such Special Warrants not for the benefit of any other person, and not with a view to the resale or distribution of the Special Warrants and one of the following Exemptions applies to the Subscriber:

(i)	Accredited Subscriber Exemption (U.S. Persons go to 7(c))

(A)

The Subscriber is not a U.S Person and qualifies as an “Accredited Subscriber” under NI 45-106. For corporate Subscribers (other than investment funds) that generally means the corporate Subscriber has net assets of at least $5,000,000 as shown on its most recently prepared financial statements. For individuals Accredited Subscriber means you meet the net income or net worth requirements on Schedule B. For investment funds you must meet the criteria of section 1.1(n) of NI 45-106; and

(B)

If you are an Accredited Subscriber who is an individual (natural person), you must execute and delivered Form 45-106F9 attached as Schedule B hereto. Corporate Accredited Subscribers are not required to supply the Schedule B.

(ii)	Minimum Amount Exemption

You are not an individual natural person (i.e. Subscriber is a corporation, trust, partnership etc.) and the aggregate acquisition cost of purchasing the Special Warrants will not be less than CDN$150,000 paid in cash at the time of purchase, and the Subscriber has not been created or used solely to purchase or hold the Special Warrants in reliance on this exemption (in which case no further Schedule is required from you unless you are a U.S Person);

(iii)	Family, Friends and Business Associates Exemptions (Ontario Residents go to (iii)(B) below)

(A)

The Subscriber is a resident of a Province or Territory of Canada other than Ontario, and you have concurrently executed and delivered a Form 45-106F12 – Risk Acknowledgement Form for Family, Friends and Business Associates attached as Schedule C which confirms you are one of:

I.	a director, executive officer or control person of the Company, or of an affiliate of the Company,

II.	a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer or control person of the Company, or of an affiliate of the Company,

III.	a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer or control person of the Company or of an affiliate of the Company,

IV.	a close personal friend of a director, executive officer or control person of the Company, or of an affiliate of the Company,

V.	a close business associate of a director, executive officer or control person of the Company, or of an affiliate of the Company,

VI.	a founder of the Company or a spouse, parent, grandparent, brother, sister, child, grandchild , close personal friend or close business associate of a founder of the Company,

VII.	a parent, grandparent, brother, sister, child or grandchild of a spouse of a founder of the Company,

VIII.	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (A) to (G), or

IX.	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (A) to (G);

(B)

The Subscriber is a resident of Ontario and is not an investment fund, you have concurrently executed and delivered a Form 45-106F12 – Risk Acknowledgement Form for Family, Friends and Business Associates attached as Schedule C and signed by all of the following:

I.	the Subscriber;

II.	an executive officer of the Company other than the Subscriber;

III.

if the Subscriber is a person referred to under paragraph 7(a)(iii)A.II, the director, executive officer or control person of the Company or an affiliate of the Company who has the specified relationship with the Subscriber;

IV.

if the Subscriber is a person referred to under paragraph 7(a)(iii)A.III, the director, executive officer or control person of the Company or an affiliate of the Company whose spouse has the specified relationship with the Subscriber;

V.

if the Subscriber is a person referred to under paragraph 7(a)(iii)A.IV or 7(a)(iii)A.V, the director, executive officer or control person of the Company or an affiliate of the Company who is a close personal friend or a close business associate of the Subscriber; and

VI.	the founder of the Company, if the Subscriber is a person referred to in paragraph 7(a)(iii)A.VI and 7(a)(iii)A.VII other than the founder of the Company; and

(C)	you have concurrently executed and delivered a FFBA Risk Acknowledgement Certificate in the form attached as Schedule C attached hereto.

(iv)	Employee, Executive Officer, Director and Consultant Exemptions

The Subscriber is:

(A)	an employee, executive officer, director or consultant of the Company,

(B)	an employee, executive officer, director or consultant of a related entity of the Company, or

(C)	a permitted assign of a person referred to in paragraphs (A) or (B)

and the Subscriber’s purchase is voluntary;

(b)	All Subscribers Outside of Canada

If the Subscriber is resident in an International Jurisdiction or in the United States, it certifies in particular that it is not a resident in Canada and further acknowledges and certifies that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Special Warrants or the Underlying Shares;

(ii)	there is no government or other insurance covering the Special Warrants or the Underlying Shares;

(iii)	there are risks associated with the purchase of the Special Warrants and the Underlying Shares;

(iv)

there are restrictions on the Subscriber’s ability to resell the Special Warrants and certain circumstances the Underlying Shares and it is the responsibility of the Subscriber to determine what those restrictions are and to comply with them before selling them;

(v)

the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Special Warrants through a person registered to sell the Securities under Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

(vi)	the Subscriber is knowledgeable of securities legislation having application or jurisdiction over the Subscriber and the Offering which would apply to this Subscription Agreement;

(vii)

the Subscriber is purchasing the Special Warrants pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction and or, if such is not applicable, the Subscriber is permitted to purchase the Special Warrants, and the Company has no filing obligations in the International Jurisdiction;

(viii)

no laws in the International Jurisdiction require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(ix)	the Special Warrants are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction.

(c)	Additional Representations Applicable to U.S. Persons. If the Subscriber is a U.S. Person, the Subscriber represents and warrants:

(i)

the Subscriber is not a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States holding a discretionary or similar account (other than an estate or trust) for the benefit or account of a non-U.S. Person;

(ii)

the Subscriber is a U.S. Person or is located in the United States and is an “accredited Subscriber” as defined in Regulation D of the U.S. Securities Act (a “U.S. Accredited Subscriber”), and is acquiring the Securities for its own account or for the benefit or account of a U.S. Person or a person in the United States that is a U.S. Accredited Subscriber as to which it exercises sole investment discretion, to be held for investment only and not with a view to any resale, distribution or other disposition of the Securities in violation of United States securities laws or any applicable state securities laws; and

(iii)

the Subscriber has properly completed and duly executed a U.S. Accredited Investor Certificate attached to this Subscription Agreement as Schedule “D” and executed the Registration Rights Agreement Schedule “E” and confirms the truth and accuracy of all statements made by the Subscriber in such certificate.

8.

Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Subscriber (except as described in the Disclosure Documents as defined below), as follows and acknowledges that the Subscriber is relying thereon that:

(a)

the Company has been duly incorporated and organized, is validly existing and in good standing under the laws of the Province of British Columbia, and has the corporate power, directly or through its subsidiaries, to own or lease its property and to carry on its business as currently conducted by it;

(b)

each of the Company’s subsidiaries has been duly incorporated and organized, is validly existing and in good standing under the laws of the jurisdiction of its formation, and has the corporate power to own or lease its property and to carry on its business as currently conducted by it;

(c)

it has the full power, legal right and authority to execute and deliver this Subscription Agreement and the Special Warrant Certificate and has such power, legal right and authority to do all such acts and things as are required hereunder to be done, observed or performed by it, subject to and in accordance with the terms hereof;

(d)

all necessary corporate action of the directors of the Company to authorize the execution, delivery and performance of this Subscription Agreement and the Special Warrant Certificate has been taken; this Subscription Agreement and the Special Warrant Certificate have been duly executed and delivered on behalf of the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable by the Subscriber in accordance with its terms;

(e)

the delivery by the Company to the Subscriber of the Resale Filings shall constitute the Company’s representation and warranty to the Subscriber that (i) each of the Resale Filings, as the case may be, contains, at the date of such document, no misrepresentation and constitutes full, true and plain disclosure of all material facts relating to the Underlying Shares; (ii) no material fact has been omitted from the any of the Resale Filings, as the case may be, which is required to be stated or which is necessary to make any statements or information contained therein not misleading in light of the circumstances in which they are made; (iii) each of the Resale Filings, as the case may be, complies fully with the requirements of the applicable legislation in the Designated Provinces; (iv) and the financial statements of the Company included or incorporated by reference in each of the Resale Filings, as the case may be, including any auditor’s reports thereon and the notes thereto, fairly present, in accordance with International Financial Reporting Standards (“IFRS”), consistently applied, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of the Company as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of the Company as at the dates thereof required to be disclosed by IFRS, and include all adjustments necessary for a fair presentation.

(f)

the issue of the Special Warrants will, as at the Closing Date, have been approved by all requisite corporate action, and all requisite corporate action has been taken by the Company to reserve for issuance the Underlying Shares and such Underlying Shares will, upon issue and delivery, be validly issued as fully paid and non-assessable shares;

(g)

as at the Closing Date, there shall not be any consents, approvals, authorizations, orders or agreements of any stock exchanges, securities commissions or similar authorities in Canada, governmental agencies or regulators, courts or any other persons which may be required for the issuance of the Special Warrants not obtained and not in effect;

(h)

its Shares are listed and posted for trading on the TSX and the NYSE MKT. The Company has not, in the 12 months preceding the date hereof, received notice from the TSX or the NYSE MKT to the effect that the Company is not in compliance with the listing or maintenance requirements of the TSX or the NYSE MKT, as applicable. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements;

(i)

the authorized capital of the Company consists of an unlimited number of Shares, of which 132,972,599 (137,215,299 fully diluted) are issued and outstanding as of the date hereof and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, (i) for the issue or allotment of any unissued shares in the capital of the Company or any other security convertible into or exchangeable for any such shares; or (ii) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital, in each case, except as provided in the Disclosure Documents and as contemplated by this Subscription Agreement;

(j)

there is no order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued and is outstanding against the Company or its officers, directors or promoters;

(k)

the Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Shares on or from the TSX or NYSE MKT or from any stock exchange, market or trading or quotation facility on which the Shares are listed or quoted and the Company shall comply, in all material respects, with the rules and regulations thereof;

(l)	the Company is, and has been for a period of at least four (4) months preceding the Closing Date, a reporting issuer only in the provinces of British Columbia, Alberta and Ontario;

(m)

the issue and sale of the Special Warrants and the Underlying Shares by the Company, and the execution and delivery of this Subscription Agreement and the performance and compliance with the terms hereof, do not and will not conflict with, and do not and will not result in a breach of, any of the terms of the Company’s incorporating documents, resolutions of the Company, any agreements or instruments to which the Company is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Company;

(n)

the Company and each of its subsidiaries is in all material respects conducting its business in material compliance with all applicable laws, rules and regulations (including all environmental laws and regulations) of each jurisdiction in which its business is carried on, and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, rules and regulations;

(o)	the Company is in compliance in all material respects with the timely and continuous disclosure obligations under applicable legislation (including stock exchange policies);

(p)

neither the Company nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its respective business or financial condition, and to the best of the Company’s knowledge no such actions, suits or proceedings are contemplated or have been threatened;

(q)

to the Company’s knowledge, information and belief, none of the directors or officers of the Company is currently subject to regulatory, criminal or bankruptcy proceedings in Canada or elsewhere which, if determined adversely, would materially adversely affect the consummation of the transactions contemplated in this Subscription Agreement;

(r)

the Company, through its subsidiaries, is the legal and beneficial owner of and has good and marketable title to the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Documents, all agreements by which the Company holds an interest in a property, business or assets are in good standing according to their terms and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated and all filings and work commitments required to maintain the properties in good standing have been properly recorded and filed in a timely manner with the appropriate regulatory body and there are no mortgages, liens, charges, encumbrances or any other interests in or on such properties other than as disclosed in the Disclosure Record or that are not material;

(s)

the financial statements of the Company contained in the Disclosure Documents have been prepared in accordance with IFRS and present fairly, fully and correctly, in all material respects, the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Company and its subsidiaries, as applicable, as of the date thereof;

(t)

neither the Company nor any of its subsidiaries has caused or permitted the release, in any manner whatsoever, of any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (collectively, the “Hazardous Substances”) on or from any of its properties or assets nor has it received any notice that it is potentially responsible for a clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations, or any orders, directions or decisions rendered by any government, ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to dealing with Hazardous Substances except where such release or notice would not reasonably be expected to have a material adverse effect on the Company;

(u)

the Company has all licences, permits, approvals, consents, certificates, registrations and other authorizations (collectively the “Permits”) under all applicable laws and regulations necessary for the operation of the businesses carried on or proposed to be commenced by the Company except for (i) any permits relating to potential future exploration, mine construction and operation or (ii) where the failure to have such Permits would not reasonably be expected to have a material adverse effect on the Company and each Permit is valid, subsisting and in good standing and the Company is not in material default or breach of any Permit, and to the best of the knowledge of the Company, no proceeding is pending or threatened to revoke or limit any Permit;

(v)

the Company has filed all federal, provincial, local and foreign tax returns which are required to be filed, or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, or any amounts due and payable to any governmental authority, to the extent that any of the foregoing is due and payable;

(w)

there is not presently, and will not be until the Closing, any material change or change in any material fact, as such terms are defined under applicable Securities Laws, relating to the Company or any of its subsidiaries, which has not been or will not be fully disclosed to the public except for the Offering contemplated hereby;

(x)

none of the Company, its subsidiaries or any of their respective officers, directors or employees acting on behalf of the Company or any of its subsidiaries has taken, committed to take or been alleged to have taken any action which would cause the Company or any of its subsidiaries to be in violation of the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder) or any applicable law of similar effect of another jurisdiction, and to the knowledge of the Company no such action has been taken by any of its agents, representatives or other persons acting on behalf of the Company or any of its subsidiaries;

(y)

the operations of the Company are and have been conducted at all times in compliance with the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to which they are subject (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any governmental authority or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is, to the knowledge of the Company, pending or threatened;

(z)

no person, firm or corporation acting or purporting to act at the request of the Company is entitled to any brokerage, agency or finder’s fee in connection with the transactions described herein except finders’ fees of up to 6% may be paid to persons referring qualified Subscribers who are eligible to receive a fee;

(aa)

the Company has filed all forms, reports, documents and information required to be filed by it, pursuant to applicable Securities Laws (the “Disclosure Documents”). The Company is registered under the Section 12(b) of the U.S. Exchange Act and is a “foreign private issuer” within the meaning of the U.S. Exchange Act and the rules and regulations of the SEC promulgated thereunder. When filed, each of its Disclosure Documents complied in all material respects with the requirements of applicable Securities Laws; and (ii) none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(bb)

until the earliest of the time that (i) no Subscriber owns any Special Warrants or Underlying Shares, or (ii) three years from the date hereof, the Company covenants to maintain the registration of the Shares under Section 12(b) or 12(g) of the U.S. Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the U.S. Exchange Act even if the Company is not then subject to the reporting requirements of the U.S. Exchange Act;

(cc)

since the date of the latest audited financial statements included within the Disclosure Documents, except as specifically disclosed in a subsequent Disclosure Document filed prior to the date hereof, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole;

(dd)

assuming the accuracy of the Subscriber’s representations and warranties set forth below, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Special Warrants and the Underlying Shares to be integrated with prior offerings by the Company for purposes of (i) the U.S. Securities Act which would require the registration of any such securities under the U.S. Securities Act, or (ii) any applicable shareholder approval provisions of the TSX or the NYSE MKT;

(ee)	the Company is not currently and has not previously been an issuer of the type described in paragraph (i) of Rule 144 under the U.S. Securities Act;

(ff)

except with respect to the material terms and conditions of the transactions contemplated hereby, the Company confirms that neither it nor any other person acting on its behalf has provided any Subscriber or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing provisions in effecting transactions in securities of the Company; and

(gg)

the Company shall (i) by 9:30 a.m. (New York City time) on the Business Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file a Current Report on Form 6-K, including this Subscription Agreement, the Special Warrant Certificate and the Registration Rights Agreement as exhibits thereto, with the Commission within four Business Days after the date of this Subscription Agreement. The Company acknowledges and agrees that after the filing of such press release, no Subscriber shall be deemed to be in possession of any material, non-public information regarding the Company.

In addition, the Company covenants to the Subscriber that it will use its reasonable best efforts to qualify the distribution of the Underlying Shares by filing the Resale Filings with the applicable regulatory authorities as soon as practicable after Closing. The Company will continue to use its reasonable best efforts to obtain regulatory clearance for the Resale Filings for up to 180 days from Closing. In respect of the filing of the Resale Filings and any supplementary materials, the Company: (A) shall, until the conclusion of the distribution of the Underlying Shares, promptly take all additional steps and proceedings that from time to time may be required under the applicable Securities Laws in each Designated Province to continue to qualify such distribution or, in the event that the Underlying Shares have, for any reason, ceased to so qualify, to again qualify such distribution and (B) shall use its commercially reasonable efforts to take or cause to be taken all such other steps and proceedings, including fulfilling all legal, regulatory and other requirements, as required under applicable legislation to qualify the distribution of the Underlying Shares in the Designated Provinces.

9.

Conditions of Closing. Any obligation of the Company to sell, and the Subscriber to purchase, the Special Warrants is subject to (a) performance by the other party of its covenants under and in accordance with this Subscription Agreement; (b) the truth, at the time of acceptance and at the Closing Date, of the other party’s representations and warranties in this Subscription Agreement; (c) the Company concluding, acting reasonably, that the distribution of the Special Warrants to the Subscriber is exempt from the prospectus requirements of applicable Securities Laws on the basis provided herein; (d) the Company having obtained TSX and NYSE MKT conditional approval for the Offering; and (e) the Subscriber having executed and delivered all requisite documentation as required by this Subscription Agreement and applicable Securities Laws.

10.

Acceptance or Rejection of Subscription. The Company will have the right to accept or reject this offer in whole or in part at any time at or prior to the Closing Time. The Subscriber acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Special Warrants to the Subscriber being exempt from any prospectus or offering memorandum requirements of all applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Company will be deemed to have accepted this offer upon the Company’s execution of the acceptance form on page 3 of this Subscription Agreement and the delivery at the Closing of any certificate(s) representing the Special Warrants to or upon the direction of the Subscriber in accordance with the provisions hereof. If this Subscription Agreement is rejected in whole, the Subscriber understands that any funds, certified cheques and bank drafts delivered by the Subscriber to the Company representing the purchase price for Special Warrants will be promptly returned to the Subscriber without interest. If this Subscription Agreement is accepted only in part, the Subscriber understands that a cheque representing the portion of the purchase price for that portion of its subscription for Special Warrants that is not accepted will be promptly delivered to the Subscriber without interest.

11.

Representations, Warranties and Covenants of the Subscriber. By executing this Subscription Agreement, the Subscriber represents, warrants and covenants to the Company, and acknowledges that the Company is relying thereon that:

(a)

the Subscriber understands that the Special Warrants subscribed for by the Subscriber hereunder form part of the Offering by the Company upon and subject to the terms and conditions set forth herein and in the Special Warrant Certificate; furthermore, the Subscriber understands that the Offering is not subject to any minimum subscription level and therefore any funds invested are available to and will be paid to the Company on the Closing Date and need not be refunded to the Subscriber unless the Closing Date does not occur by August 31, 2015;

(b)

the Subscriber acknowledges and agrees that the Company may be required to provide to the applicable securities regulatory authorities and to the TSX or the NYSE MKT a list setting forth the identities of the Beneficial Purchasers of the Special Warrants. Notwithstanding that the Subscriber may be purchasing Special Warrants as an agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be reasonably required by the Company in order to comply with the foregoing and the Subscriber will have completed, executed and delivered as principal, or, if the Subscriber is contracting hereunder as trustee, agent, representative or nominee for one or more Beneficial Purchasers, on behalf of each such Beneficial Purchaser, the Accredited Investor Form attached as Schedule “B” hereto or for U.S. Persons, the U.S. Accredited Investor Certificate in the form attached as Schedule “D” hereto, if applicable together with the Registration Rights Agreement form attached as Schedule “E” hereto;

(c)	as customarily required by the TSX and NYSE MKT, the Subscriber will promptly and accurately complete and submit any customary investor questionnaire or personal information form;

(d)

the Subscriber is aware of the characteristics of the Special Warrants and the Underlying Shares, the risks relating to an investment therein and agrees that the Subscriber must bear the economic risk of his or her investment in the Special Warrants. The Subscriber understands that he or she will not be able to resell the Special Warrants or the Underlying Shares until expiry of the applicable hold period under applicable Securities Laws except in accordance with limited exemptions and compliance with other requirements of applicable law, and the Subscriber (and not the Company) is responsible for compliance with applicable resale restrictions or hold periods and will comply with all relevant Securities Laws in connection with any resale of the Special Warrants;

(e)	the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of the Subscriber’s proposed investment in the Special Warrants;

(f)

the Subscriber will execute and deliver within the applicable time periods all documentation as may be required by applicable Securities Laws to permit the purchase of the Special Warrants on the terms set forth herein and the Subscriber will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Special Warrants as may be required by applicable Securities Laws or by any securities regulatory authority or stock exchange or other regulatory authority;

(g)

the Subscriber is aware that any certificates evidencing the Special Warrants and any Underlying Shares issued prior to the earlier of the CDN Qualification Date and the date that is four months and one day after Closing will be endorsed with, or the ownership statement issued under a direct registration system or other electronic book-entry system will bear, a legend setting out resale restrictions under applicable Securities Laws in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY FROM CLOSING].”

Additionally, the Subscriber is aware that any certificates representing the Special Warrants and any Underlying Shares issued to the Subscriber will be endorsed with a legend setting out resale restrictions pursuant to policies of the TSX in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWVER THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(h)	if the Subscriber is an individual, he/she has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;

(i)

if the Subscriber is a corporation, partnership, unincorporated association or other entity, the Subscriber has the legal capacity and competence to execute this Subscription Agreement and to take all actions required pursuant hereto and was not formed solely to pool investors to qualify for an exemption hereunder;

(j)

if the Subscriber is not an individual, the Subscriber has not been created solely or primarily to use exemptions from the registration and prospectus exemptions under applicable Securities Laws and has a pre-existing purpose other than to use such exemptions;

(k)

the execution and delivery of this Subscription Agreement and the performance and compliance with the terms hereof will not result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of any constating documents, by-laws or resolutions of the Subscriber or any indenture, contract, agreement (whether written or oral), instrument or other document to which the Subscriber is a party or subject, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber;

(l)

the Subscriber has not received, nor has the Subscriber requested, nor does the Subscriber have any need to receive in connection with the sale of the Special Warrants, any prospectus, sales or advertising literature, offering memorandum or any other disclosure document (other than an annual or interim report, financial statements or any other document previously filed by the Company with securities regulatory authorities under applicable Securities Laws and the Resale Filings);

(m)

the Subscriber has relied only upon publicly available information relating to the Company and not upon any verbal or written representation as to fact, and the Subscriber acknowledges that the Company has not made any written representations, warranties or covenants in respect of such publicly available information, except as set forth in this Subscription Agreement. Without limiting the generality of the foregoing, except as may be provided herein, no person has made any written or oral representation to the Subscriber that any person will re-sell or re-purchase the Special Warrants, or refund any of the purchase price of the Special Warrants, or that the Special Warrants will be listed on any exchange and no person has given any undertaking to the Subscriber relating to the future value or price of the Special Warrants or Underlying Shares;

(n)

the Subscriber agrees that it is solely responsible for obtaining such legal, tax and other advice as the Subscriber considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated hereunder and without limiting the generality of the foregoing, the Subscriber acknowledges that purchasing, holding and disposing of the Special Warrants may have tax consequences under the laws of Canada, and that it is solely responsible for determining the tax consequences applicable to its particular circumstances and that the Subscriber has been advised by the Company to consult its own tax advisors concerning investment in the Special Warrants;

(o)

the Subscriber acknowledges that the description of the Special Warrants set out in this Subscription Agreement is a summary only and is subject to the detailed provisions of the Special Warrant Certificate under which such Special Warrants will be issued;

(p)

the Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Securities Laws) in the affairs of the Company that has not been generally disclosed to the public, except knowledge of the Offering;

(q)	the Subscriber is entitled under applicable Securities Laws to purchase such Special Warrants without the benefit of a prospectus qualified under such securities laws;

(r)

the Subscriber certifies that each of the Subscriber and Beneficial Purchaser, if any, is a resident of the jurisdiction referred to above “Subscriber’s Residential Address” set out on page 2 hereof and has received and accepted the offer to purchase the Special Warrants in such jurisdiction and if the Subscriber is acting as agent or trustee for a Disclosed Principal, the Disclosed Principal is a resident of the jurisdiction referred to above “Disclosed Principal’s Residential Address” on page 2 hereof;

(s)

unless the Subscriber executes and delivers Schedules “D” and “E” to the Company, the Subscriber, whether acting as principal, trustee or agent, is neither (i) a “U.S. Person” (as defined in Rule 902(k) of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee is a U.S. Person, and any partnership or corporation organized or incorporated under the laws of the United States, nor (ii) purchasing the Special Warrants for the account of a U.S. Person or a person in the United States or for resale in the United States, and the Special Warrants have not been offered to the Subscriber in the United States and the Subscriber was not in the United States when the order was placed or when this Subscription Agreement was executed and delivered; this subscription has not been solicited in any other manner contrary to any applicable legislation, the U.S. Securities Act or any state securities laws of the United States;

(t)

subject to the satisfaction by the Company of the conditions set out in Section 6, this subscription is irrevocable (subject to the Subscriber’s right to withdraw the subscription and to terminate the obligations as set out in this Subscription Agreement);

(u)

the Subscriber will not offer or sell the Special Warrants in the United States or to a U.S. Person, unless such securities are registered under the U.S. Securities Act and the laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that the Subscriber will not resell the Special Warrants, except in accordance with the provisions of applicable Securities Laws;

(v)

the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) or the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA or the PATRIOT Act. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Company if the Subscriber discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

12.

Reliance Upon Representations, Warranties and Covenants by Company. The Subscriber acknowledges that the representations, warranties and covenants made by the Subscriber in this Subscription Agreement (including without limitation those made in each Schedule to be executed and delivered in accordance with this Subscription Agreement) are made with the intent that they may be relied upon by the Company and its counsel to, among other things, determine the Subscriber’s eligibility to purchase the Special Warrants, including without limitation the availability of exemptions from the registration and prospectus requirements of applicable Securities Laws in connection with the issuance of the Special Warrants to the Subscriber. The Subscriber further covenants to the Company that by accepting the Special Warrants, the Subscriber shall be representing and warranting that such representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by the Subscriber at the Closing Date and that the covenants of the Subscriber made by it in this Subscription Agreement to be performed prior to the Closing Date have been performed. The Subscriber undertakes to immediately notify the Company of any change in any statement or other information relating to the Subscriber set forth herein or in a Subscriber Certificate that takes place prior to the Closing Date.

13.

Reliance Upon Representations, Warranties and Covenants by Subscriber. The Company acknowledges that the representations, warranties and covenants made by the Company in this Subscription Agreement are made with the intent that they may be relied upon by the Subscriber in entering into this Subscription Agreement and purchasing the Special Warrants hereunder. The Company further covenants to the Subscriber that by issuing and delivering the Special Warrants, the Company shall be representing and warranting that such representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by the Company at the Closing Date and that the covenants of the Company made by it in this Subscription Agreement to be performed prior to the Closing Date have been performed. The Company undertakes to immediately notify the Subscriber of any change in any statement or other information relating to the Company set forth herein or in a Company Certificate that takes place prior to the Closing Date.

14.	Additional Acknowledgements. The Subscriber acknowledges and agrees that:

(a)	no securities commission or similar regulatory authority has received or passed on the merits of the Securities;

(b)	there is no government or other insurance covering the Securities;

(c)	there are risks associated with the purchase of the Special Warrants;

(d)	there are restrictions on the Subscriber’s ability to resell the Special Warrants and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them; and

(e)

as a consequence of acquiring the Special Warrants pursuant to exemptions from prospectus requirements under the Securities Laws, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber.

15.

Contractual Right of Action for Rescission. By its acceptance and acknowledgement of this offer, the Company hereby provides a right of rescission as set out below, which right shall be exercisable by the Subscriber and any subsequent holders from time to time of the Subscriber’s Special Warrants:

In the event that a holder of a Special Warrant who acquires Underlying Shares upon the deemed exercise of a Special Warrant as provided for in the Final Prospectus, is or becomes entitled under applicable Securities Laws to the remedy of rescission by reason of the Final Prospectus or any amendment thereto containing a misrepresentation, such holder shall be entitled to rescission not only of the holder's exercise of its Special Warrant, but also of the private placement transaction pursuant to which the Special Warrant was initially acquired and shall be entitled in connection with such rescission to a full refund from the Company of the amount of the purchase price paid on Closing to the Company, on the acquisition of the Special Warrant. In the event such holder is a permitted assignee of the interest of the original Special Warrant subscriber in accordance with the Special Warrant Certificate, such permitted assignee shall be entitled to exercise such rights of rescission and refund as if such permitted assignee were such original subscriber. The provisions of this section are a direct contractual right extended by the Company alone (but specifically not by the directors, officers or other agents of the Company) to holders of Special Warrants, permitted assignees of such holders and holders of Underlying Shares acquired by such holders on exercise of Special Warrants and are in addition to any other right or remedy available to a holder of Special Warrants under applicable law.

The foregoing contractual rights of action for rescission will be subject to the applicable defences, limitations and other provisions set out in the Securities Act (British Columbia) and the equivalent provisions of the securities legislation of the Designated Provinces.

16.

Collection of Personal Information. The information provided by the Subscriber on the face page of this Subscription Agreement identifying the name, address and telephone number of the Subscriber, the number of Special Warrants being purchased hereunder and the total purchase price as well as the Closing Date and the exemption that the Subscriber is relying on in purchasing the Special Warrants will be disclosed to securities regulators in the selling jurisdictions including the Ontario Securities Commission, and such information is being indirectly collected by such securities regulatory authorities, including the Ontario Securities Commission under the authority granted to it under securities legislation. This information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario. Each Subscriber (and for certainty, including each Disclosed Principal) hereby authorizes the indirect collection of such information by the Ontario Securities Commission. In the event the Subscriber has any questions with respect to the indirect collection of such information by the Ontario Securities Commission, the Subscriber should contact the Ontario Securities Commission, Administrative Support Clerk, at (416) 593-3684 or by facsimile at (416) 593-8122 or in person or writing at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8.

17.

Modification. Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

18.

Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

19.

Survival. This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein and in each Accredited Investor Certificate(Canada) and the U.S. Accredited Investor Certificate, shall survive and continue in full force and effect and be binding upon the Company and the Subscriber, notwithstanding the completion of the purchase of the Special Warrants by the Subscriber pursuant hereto, the issuance of any underlying securities, or the subsequent disposition of the Special Warrants or the underlying securities by the Subscriber.

20.

Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Subscriber hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Subscription Agreement.

21.

Facsimile and E-mail Deliveries and Counterparts. The Company shall be entitled to rely on delivery by facsimile or electronic mail of a copy of this Subscription Agreement executed by the Subscriber, and acceptance by the Company of such executed Subscription Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

22.

Extended Meanings and Headings. In this Subscription Agreement words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts and unincorporated associations. The headings contained herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

23.

Entire Agreement and Headings. This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussions, whether oral or written. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

24.

Further Assurances. Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the closing of the transactions contemplated hereby, reasonably require to effectively carry out or better evidence the terms of this Subscription Agreement.

25.

Expenses. Except for the cost of any prospectus or registration statement, the costs of which the Company will bear, each party will pay its own expenses in connection with this Subscription Agreement.

balance of page left blank

Execution Copy

SCHEDULE “A”

Northern Dynasty Minerals Ltd.

TERM SHEET

PRIVATE PLACEMENT OFFERING TO RAISE CDN $15 - $20 MILLION

Issuer:	Northern Dynasty Minerals Ltd. (“NDM” or the “Company”)

Offering Size and Securities Offered:

Targeted at $15.0 million (all $ = CDN$) and up to $20.0 million in a private placement offering of NDM special warrants (“Special Warrants”) at a price of $0.399 per Special Warrant inclusive financing transactions involving common shares and common share equivalents. The price is based on the 5-day volume weighted average price (VWAP) of the common shares on TSX ending July 29, 2015. Based upon approximately 131 million common shares or common share equivalents currently outstanding, the offering will represent approximately 21% ($15 million level) to 26% (at the $20 million level) of common shares and common share equivalents then outstanding. There is no minimum aggregate subscription.

Special Warrants Description:

The Special Warrants and any other common share equivalents will convert into NDM common shares on a one-for-one basis (the “Underlying Shares”) at anytime at the option of the holder and automatically in certain events based upon the clearance for resale of the Underlying Shares as described in “Conversion of Special Warrants” below.

Resale Filings

NDM will use reasonable best efforts to clear resale restrictions that are or may be applicable to the Underlying Shares by (i) seeking to clear a final prospectus in Canada (the “Canadian Prospectus”) qualifying the distribution of the Underlying Shares for resale in Canada, and (ii) for United States investors who may be affected by US resale restriction rules, concurrently filing a selling shareholder registration statement with the United States Securities and Exchange Commission (the “SEC”) on Form F-3 or other appropriate SEC form (“U.S. Registration Statement”) to seek to qualify the resale of such Underlying Shares in the United States. The Canadian Prospectus and the U.S. Registration Statement are herein together the “Resale Filings”.

The Company shall use reasonable best efforts to cause the U.S. Registration Statement to be declared effective by the SEC by not later than 90 days after the completion (or “closing”) of the Offering and to cause such U.S. Registration Statement to remain continuously effective until such time that investors may resell the Underlying Shares pursuant to Rule 144 promulgated under the US Securities Act of 1933 without any public information requirement or volume limitations as determined by counsel to the investor, but in any event not exceeding the date that is the earlier of (i) two years from closing, and (ii) the date each US Person would beneficially own 9.9% of issued NDM shares (as calculated in accordance with SEC Rule 13d-1) if all its Special Warrants were converted (“Resale Filing Termination Date”). The Company shall cause the Canadian Prospectus to remain effective and current until the expiry of the four month Canadian hold period on the Special Warrants.

Voluntary and Deemed Exercise of Special Warrants

Holders of Special Warrants may voluntarily convert them into the Underlying Shares on a one-for-one basis at anytime, subject to (i) the equity blocker restrictions for U.S. Purchasers who would, but for the equity blocker restrictions, beneficially own more than the 9.99% of the Company’s outstanding shares (the “Affiliate U.S. Purchasers”), and (ii) the prohibition applicable to all holders that holders may not exercise to exceed 19.99% of issued Shares.

All unexercised Special Warrants held by non-U.S. Persons will automatically convert into the Underlying Shares on the date that is the earlier of (i) the sixth day after the clearance of the Canadian Prospectus and (ii) 120 days after closing. (the “CDN Qualification Date”).

Unexercised Special Warrants held by US Persons who are not considered Affiliate U.S. Purchasers will be deemed to be exercised on the CDN Qualification Date, Unexercised Special Warrants held by Affiliate U.S. Purchasers will not be deemed to be exercised until the two year anniversary of Closing. The Special Warrants issued to U.S Persons will be subject to a 61 day advance-notice-of-exercise requirement (a “blocker” provision) so that they are not exercisable to exceed 9.99% of issued common shares unless such advance notice is first given to the Company.

The Special Warrants issued to Affiliated U.S Persons will be subject to a 61 day advance-notice-of- exercise requirement (an “equity blocker” provision) so that they are not exercisable to exceed 9.99% of issued common shares unless such advance notice is first given to the Company.

Conditions:

The Offering is subject to execution and delivery of subscription documentation containing customary representations and warranties, covenants, conditions, indemnities, termination provisions and other provisions; delivery of standard closing documents and will be conditional on compliance with all applicable legal and regulatory requirements including TSX and NYSE MKT regulatory approvals. NDM will enter into a registration rights agreement in favour of the purchasers of the Special Warrants on closing pursuant to which it will agree to file the U.S. Registration Statement with the SEC.

If shareholders’ approval for any portion of the Special Warrants sold to persons who are currently insiders of the Company (generally officers, directors and 10%+ shareholders) is required under TSX or NYSE MKT rules, then shareholders approval for that portion will be sought and must be obtained within 90 days of closing failing which that portion of the subscription will be refunded without interest or deduction. Any portion of the Special Warrants requiring shareholders approval will be allocated amongst the insiders based on their subscribed amounts.

The Special Warrants will include the limitation that the Special Warrants may not be exercised to the extent that exercise would result in the holder being deemed to beneficial own more than 19.99% of the outstanding common shares of NDM (as calculated in accordance with SEC Rule 13d-1 under the Exchange Act to include in the outstanding shares denominator the shares issuable on conversion of such holder’s special warrants), provided that a holder of Special Warrants will be entitled to waive the application of this limitation on beneficial ownership by providing 61 days prior written notice to NDM NDM’s shareholder rights plan has been terminated.

Use of Proceeds:

The net proceeds of the offering will be used to fund the legal and environmental activities of the Pebble Limited Partnership, a subsidiary entity of NDM, related to advancing the development of the Pebble Project, and for general corporate and working capital purposes.

Prospectus Exempt Offering

Private placement in Canada pursuant to applicable prospectus and registration exemptions, and in the United States pursuant to the exemption from registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), afforded by Rule 506 of Regulation D under the U.S. Securities Act. Details of these exemptions will be set out in the Subscription Agreement for the Offering and will generally require that Subscribers in Canada, be “accredited” as defined by applicable securities legislation, or that Subscribers qualify for another available exemption, and that investors in the United States qualify as “accredited investors” as defined under Rule 501(a) of Regulation D of the U.S. Securities Act unless another mutually acceptable exemption from registration and prospectus requirements is available

Hold Period for Special Warrants:

The Special Warrants and Underlying Shares (if acquired prior to clearance of the Resale Filings) will be subject to applicable resale restrictions in Canada and the United States and will bear resale restriction legends where required. Responsibility to comply with applicable resale restrictions rests with Subscribers.

US Securities Law Matters

Any Special Warrants and Underlying Shares acquired by a purchaser in the United States will be considered “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, unless: (A) the transfer is to the Company; (B) the transfer is made outside the United States in accordance with Regulation S and in compliance with applicable Canadian local laws or regulations; (C) the transfer is made in compliance with an exemption from registration under the U.S. Securities Act provided by Rule 144 there under, if available, and in accordance with applicable state securities laws; (D) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws; or (E) pursuant to an effective registration statement under the U.S. Securities Act, and in each case in accordance with any applicable state securities laws in the United States, provided that, in the case of transfers pursuant to (C) or (D) above, the holder has, prior to such transfer, furnished to the Company an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Company.

Upon issuance and until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing the Special Warrants and Underlying Shares sold in the United States or to, or for the account or benefit of, persons in the United States or U.S. persons, and all certificates issued in exchange therefore or in substitution thereof, shall bear restrictive legends to the foregoing effect.

Canadian Tax Account Eligibility:	The Underlying Shares will be eligible investments under certain statutes as well as for Canadian tax deferral accounts such as RRSPs, RRIFs, RESPs, TFSAs and DPSPs.

Listing:

Application will be made to list the Underlying Shares on the Toronto Stock Exchange (”TSX”) and the NYSE MKT. NDM common shares are currently listed on the TSX under the symbol “NDM” and on the NYSE MKT under the symbol “NAK.”. The Special Warrants will not be listed but will be transferable subject to compliance with applicable securities laws.

Governing Law:	The terms and conditions as set out in this term sheet are governed by the laws of the Province of
Ontario.

Selling Concession:	Up to 6% cash will be paid to eligible persons who refer certain Subscribers subject to finder’s fee or commission arrangements which participate in the Offering where permitted by applicable law.

Closing Date:

Closing means the issuance of Special Warrants against payment. The Offering has a targeted subscription cut-off date of August 11, 2015 and proposed closing date of August 14, 2015. Subscription funds must be advanced to the Company not less than two days before the closing date. For any investors whose participation requires prior shareholders’ approval, subscription funds will be segregated pending the shareholders vote. .

Further Information

For further information and a copy of the form of confidential subscription agreement contact
Northern Dynasty Minerals Ltd.
Attention Doug Allen dougallen@northerndynasty.com;or
Trevor Thomas TrevorThomas@hdimining.com
or by telephone at 604 684 6365.

This term sheet is not itself an offering of securities. An offering securities will be made only by formal subscription agreement and only to persons and in jurisdictions where permitted by applicable law.

SCHEDULE “B”
to the Subscription Agreement of
Northern Dynasty Minerals Ltd.

FORM 45-106F9 - FORM FOR INDIVIDUAL ACCREDITED INVESTORS

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY ISSUER OR SELLING SECURITY HOLDER
1.	About your investment
Type of securities: Special Warrants	Issuer: Northern Dynasty Minerals Ltd.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2.	Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $________.
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.

Lack of advice – You may not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3.	Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
•
Your net income before taxes was more than $200,000 in each for the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
•
Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

•	Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the case and securities.
•	Either alone or with your spouse, you may have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4.	Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY SALESPERSON
5.	Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6.	For more information about this investment
Northern Dynasty Minerals Ltd.
/o Trevor Thomas. Esq., General Counsel
Email: TrevorThomas@hdimining.com
Fax +1-604-684-8092,
5th Floor - 1040 W. Georgia St.,
Vancouver BC V6E 4H1 Canada.
Dir +1-778-373-6723 T +1-604-649-6673

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www. securities-administrators.ca

SCHEDULE “C”

Form 45-106F12

Form for Family, Friends and Business Associated of an Insider

Risk Acknowledgement Form for Family, Friend and Business Associate Investors

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY CORPORATION
1. About your investment
Type of securities:	Corporation:
Special Warrants of the Company	Northern Dynasty Minerals Corp
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $________.
Liquidity risk – You may not be able to sell your investment quickly – or at all.

Lack of information – You may receive little or no information about your investment. The information you receive may be limited to the information provided to you by the family member, friend or close business associate specified in section 3 of this form.
3. Family, friend or business associate status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you:	Your initials
A) You are:
1. [check all applicable boxes]

[ ] a director of the Corporation or an affiliate of the Corporation

[ ] an executive officer of the Corporation or an affiliate of the Corporation

[ ] a control person of the Corporation or an affiliate of the Corporation

[  ] a founder of the Corporation

OR

2.                   [check all applicable boxes]

[  ] a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above

[  ] a truest or estate of which all of the beneficiaries or a majority of the trustees or executors are (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above

B)     You are a family member of ________________________, who holds the following position at the Corporation or an affiliate of the issue: ______________________________ .

         You are the ______________________________  of that person or that person’s spouse.

C)     You are a close personal friend of _________________________ , who holds the following position at the Corporation or an affiliate of the Corporation: _____________________ .

         You have known that person for __________ years.

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form. You also confirm that you are eligible to make this investment because you are a family member, close personal friend or close business associate of that person identified in section 5 of this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY PERSON WHO CLAIMS THE PERSONAL RELATIONSHIP, IF APPLICABLE
5. Contact person at the Corporation or an affiliate of the Corporation

[Instruction: To be completed by the director, executive officer, control person or founder with whom the purchaser has a close personal relationship indicated under sections 3B, C or D of this form.]

By signing this for, you confirm that you have, or your spouse has, the following relationship with the purchaser: [check the box that applies]

[  ] family relationship as set out in section 3B of this form

[  ] close personal friendship as set out in section 3C of this form

[  ] close business associate relationship as set out in section 3D of this form

First and last name of contact person (please print):
Position with the Corporation or affiliate of the Corporation (director, executive officer, control person or founder):
Telephone:	Email:
Signature:	Date:
SECTION 6 TO BE COMPLETED BY THE CORPORATION
6. For more information about this investment

Please contact:

Northern Dynasty Minerals Ltd.
/o Trevor Thomas. Esq., General Counsel
Email: TrevorThomas@hdimining.com
Fax +1-604-684-8092,
5th Floor - 1040 W. Georgia St.,
Vancouver BC V6E 4H1 Canada.
Dir +1-778-373-6723 T +1-604-649-6673

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www. securities-administrators.ca

Signature of executive officer of Corporation (other than the purchaser):	Date:

SCHEDULE “D”
to the Subscription Agreement of
Northern Dynasty Minerals Ltd.

U.S. ACCREDITED INVESTOR CERTIFICATE (U.S. PERSONS ONLY)

TO:	NORTHERN DYNASTY MINERALS LTD. (the "Issuer")

RE:	SUBSCRIPTION FOR SECURITIES OF THE COMPANY

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Subscription Agreement to which this Schedule “C” is attached. In the event of a conflict between the terms of this certification and such Subscription Agreement, the terms of this certification shall prevail.

In addition to the covenants, representations and warranties contained in the Subscription Agreement to which this Schedule “C” is attached, the undersigned Subscriber covenants, represents and warrants to the Company that:

(a)	It is (i) a U.S. Person or a person in the United States and (ii) authorized to consummate the purchase of the Special Warrants.

(b)

It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Special Warrants and it is able to bear the economic risk of loss of its entire investment.

(c)

The Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Special Warrants, including access to the Company's public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the Subscriber's satisfaction.

(d)

It is acquiring the Special Warrants for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Special Warrants in violation of the United States securities laws, provided the foregoing representation shall not be deemed to prohibit the resale of the Special Warrants or Underlying Shares in compliance with Securities Laws.

(e)

The address of the Subscriber set out on the front page of the Subscription Agreement is the true and correct principal address of the Subscriber and can be relied on by the Company for the purposes of state blue-sky laws and the Subscriber has not been formed for the specific purpose of purchasing the Special Warrants.

(f)

It understands (i) the Special Warrants and any Common Shares issued on exercise of the Special Warrants have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States and will be "restricted securities", as defined in Rule 144 under the U.S. Securities Act; (ii) the sale contemplated hereby is being made in reliance on an exemption from such registration requirements; and (iii) subject to certain exceptions provided under the U.S. Securities Act, the Securities and any Common Shares issued upon conversion of the Special Warrants may not be transferred or exercised in the United States or by or on behalf of a U.S. Person unless such Securities and any Common Shares issued upon conversion of the Special Warrants, are registered under the U.S. Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available.

(g)

The Subscriber is an "accredited investor" as defined in Rule 501 of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria (please hand-write your initials on the appropriate lines):

1. Initials _____	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

2. Initials _____	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

3. Initials _____	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

4. Initials _____	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

5. Initials _____	An investment company registered under the United States Investment Company Act of 1940; or

6. Initials _____	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

7. Initials _____	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

8. Initials _____	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

9. Initials _____	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors; or

10. Initials _____	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

11. Initials _____	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of US$5,000,000; or

12. Initials _____	Any director or executive officer of the Company; or

13. Initials _____	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US$1,000,000 as determined on the following basis:

(i) the person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of securities contemplated by the accompanying Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of securities contemplated by the accompanying Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; or

14. Initials _____	A natural person that had annual gross income during the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future; or

15. Initials _____	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Special Warrants offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

16. Initials _____	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

(h)

The Subscriber has not purchased the Special Warrants as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)

If the Subscriber decides to offer, sell or otherwise transfer any of the Special Warrants or any Common Shares issued upon conversion of the Special Warrants it will not offer, sell or otherwise transfer any of such Special Warrants or any Common Shares issued upon conversion of the Special Warrants directly or indirectly, unless:

(i)	the sale is to the Company;

(ii)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws;

(iv)	the securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities; or

(v)	pursuant to an effective resale registration statement filed under the U.S. Securities Act.

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under applicable securities laws and that the legends referred to in paragraph (1) below may be removed.

(j)

It understands and agrees that the Special Warrants and any Common Shares issued upon conversion of the Special Warrants may not be acquired in the United States by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(k)

It acknowledges that it has not purchased the Special Warrants and any Common Shares issued upon conversion of the Special Warrants as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Special Warrants and any Common Shares issued upon conversion of the Special Warrants which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Special Warrants or any Common Shares issued upon conversion of the Special Warrants.

(l)

The certificates representing the Special Warrants issued hereunder and any Common Shares issued upon conversion of the Special Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legends:

"THE SECURITIES REPRESENTED HEREBY [IF A SPECIAL WARRANT INCLUDE: "AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF"] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT."

"[FOR CERTIFICATES EVIDENCING COMMON SHARES ONLY:] THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE CORPORATION IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY UPON DELIVERY OF THIS CERTIFICATE, AN EXECUTED DECLARATION AND, IF REQUESTED BY THE CORPORATION OR THE TRANSFER AGENT, AN OPINION OF COUNSEL OF RECOGNIZED STANDING, EACH IN FORM SATISFACTORY TO THE TRANSFER AGENT OF THE CORPORATION AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

provided, that if the Special Warrants or Common Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legends set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix A attached hereto (or in such other forms as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Special Warrants or Common Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws. The Company agrees that it shall cause its U.S. counsel to deliver any legal opinion required by this paragraph at the Company’s expense.

(m)

Notwithstanding anything contained herein to the contrary, certificates evidencing Shares issued upon exercise of the Special Warrants shall not contain any legend (including the legend set forth above): (i) while a registration statement covering the resale of such security is effective under the U.S. Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the U.S. Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company will take all steps necessary to remove any legends to give effect to the foregoing, including, without limitation, procuring an opinion of U.S. counsel to the Company at the Company’s expense.

(n)

It understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Special Warrants and any Common Shares issued upon conversion of the Special Warrants. The Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Special Warrants and any Common Shares issued upon conversion of the Special Warrants; in particular, no determination has been made whether the Company will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code.

(o)

It understands and acknowledges that the Company is incorporated outside the United States. Consequently, it may be difficult to provide service of process on the Company and it may be difficult to enforce any judgment against the Company.

(p)

It understands and agrees that the financial statements of the Company have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(q)

It consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this certification and the Subscription Agreement.

(r)

It has no intention to distribute, and shall not transfer, either directly or indirectly any of the Special Warrants and any Common Shares issued upon conversion of the Special Warrants to any person within the United States or to U.S. persons except pursuant to an effective registration statement under the U.S. Securities Act, or an exemption therefrom or otherwise in compliance with Securities Laws.

(s)

It represents that the funds representing the Purchase Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber's name and other information relating to the subscription agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the Subscription Price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Company if the Subscriber discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith.

(t)

It acknowledges that the representations, warranties and covenants contained in this Certification are made by it with the intent that they may be relied upon by the Company in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase Special Warrants. It agrees that by accepting Special Warrants it shall be representing and warranting that the representations and warranties above are true as at the Closing Date with the same force and effect as if they had been made by it at the Closing Date and that they shall survive the purchase by it of Special Warrants and shall continue in full force and effect notwithstanding any subsequent disposition by it of such Special Warrants.

ONLY U.S. PURCHASERS NEED COMPLETE AND SIGN

Dated _______________ 2015.

X
Signature of individual (if Subscriber is an individual)

X
Authorized signatory (if Subscriber is not an individual)

Name of Subscriber (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix "I" to Schedule “D”

U.S. ACCREDITED INVESTOR CERTIFICATE

Form of Declaration for Removal of Legend

TO:	Northern Dynasty Minerals Ltd. (the "Corporation")

TO:	Registrar and transfer agent for the shares of the Corporation

The undersigned (A) acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned is not (a) an "affiliate" of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act) (b) a "distributor" as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer and sale of such securities was made in an “offshore transaction” within the meaning of Regulation S and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); and (5) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated ____________________20__.	X
Signature of individual (if Purchaser is an individual)

X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, _________________________ (the "Seller") dated _______________________, with regard to the sale, for such Seller’s account, of the _________________ represented by certificate number ______________ of the Corporation described therein, and we hereby affirm that, to the best of our knowledge and belief, the facts set forth therein are full, true and correct.

Name of Firm

Name of Firm
By:
Authorized Officer
Dated:	__________________ 20__.

SCHEDULE “E”
to the Subscription Agreement of
Northern Dynasty Minerals Ltd.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of _____, 2015, by and among Northern Dynasty Minerals Ltd., a corporation organized under the laws of the Province of British Columbia (the “Company”), and the undersigned purchasers (each, a “Purchaser,” and collectively, the “Purchasers”).

WHEREAS:

A.     In connection with the Subscription Agreements, dated as of _____, 2015, by and among the Company and the Purchasers (the “Subscription Agreements”), the Company has agreed, upon the terms and subject to the conditions set forth in the Subscription Agreements, to issue and sell to each Purchaser special warrants of the Company (the “Special Warrants”), each of which Special Warrants is convertible into one common share of the Company (the “Common Shares”).

B. In accordance with the terms of the Subscription Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreements. As used in this Agreement, the following terms shall have the following meanings:

1.1     “Additional Registration Period” has the meaning set forth in section 3.1.

1.2     “Additional Registration Statement” has the meaning set forth in section 3.1.

1.3     “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York or the City of Toronto are authorized or required by law to remain closed.

1.4     “Closing Date” shall have the meaning set forth in the Subscription Agreements.

1.5     “Effective Date” means the date the Registration Statement has first been declared effective by the SEC.

1.6     “Targeted Effectiveness Deadline” means the date which is 90 calendar days after the Closing Date.

1.7     “Targeted Filing Date” means the date which is 30 days after the Closing Date.

1.8     “Initial Registration Period” has the meaning set forth in section 3.1.

1.9     “Initial Registration Statement” has the meaning set forth in section 3.1.

1.10    “Investor” means a Purchaser or any transferee or assignee thereof to whom a Purchaser or another Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Article 9.

1.11    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, or other entity of any kind.

1.12    “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

1.13    “Registrable Securities” means (i) the Common Shares issued issuable on exercise of the Special Warrants, and (ii) any share capital of the Company issued with respect to such Common Shares as a result of any split, dividend, recapitalization, exchange or similar event or otherwise.

1.14    “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities, any amendments, supplements, and exhibits thereto and any material incorporated by reference (or deemed to be incorporated by reference) therein, and includes the Initial Registration Statement and any Additional Registration Statement.

1.15    “Required Holders” means the holders of at least 50% of the Registrable Securities.

1.16    “Rule 415” means Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

1.17    “SEC” means the United States Securities and Exchange Commission.

ARTICLE 2

REGISTRATION

2.1     Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Targeted Filing Date, file with the SEC the Registration Statement on Form F-3 covering the resale of all of the Registrable Securities (the “Initial Registration Statement”). In the event that Form F-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2.4. The Initial Registration Statement prepared pursuant hereto shall register for resale all of the Registrable Securities issuable as of the date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Targeted Effectiveness Date. By 9:30 a.m. on the Business Day immediately following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company shall keep such Initial Registration Statement continuously effective pursuant to Rule 415 at all times until the second anniversary of this Agreement (the “Initial Registration Period”). If after the expiry of the Initial Registration Period, there are one or more Investors that individually (together with such Investor’s affiliates and any other person with whom they may be deemed to be a “group” within the meaning of Rule 13d-5 under the US Securities Exchange Act) are the beneficial owner, as calculated in accordance with Rule 13d-1 of the Exchange Act, of more than 9.9% of the then issued and outstanding shares of the Company and the Company has withdrawn any Registration Statement filed within the Initial Registration Period, then such Investors will have a demand registration right to cause the Company to file a further Registration Statement covering the registration of such Registrable Securities then owned by such Investors (the “Additional Registration Statement”). The Company will file such Additional Registration Statement within twenty (20) days of written receipt of a request from an Investor further to this demand registration right and will maintain the effectiveness of such Additional Registration Statement until the earlier of (i) the date as on which the Investors may sell all of the Registrable Securities covered by such Registration Statement without limitation or restriction pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act without the requirement for the Company to be in compliance with the current public information requirements under Rule 144, (ii) the date on which no Investor (together with such Investor’s affiliates and any other person with whom they may be deemed to be a “group” within the meaning of Rule 13d-5 under the US Securities Exchange Act) is the beneficial owner, as calculated in accordance with Rule 13d-1 of the Exchange Act, of more than 9.9% of the issued and outstanding shares of the Company, and (iii) the one year anniversary of the date of effectiveness of the Additional Registration Statement (the “Additional Registration Period”). If after expiry of the Additional Registration Period, there remain one or more Investors that individually (together with such Investor’s affiliates and any other person with whom they may be deemed to be a “group” within the meaning of Rule 13d-5 under the US Securities Exchange Act) are the beneficial owner, as calculated in accordance with Rule 13d-1 of the Exchange Act, of more than 9.9% of the issued and outstanding shares of the Company and the Company has withdrawn any Additional Registration Statement filed within the Additional Registration Period, such Investor or Investors will have one additional demand registration right to cause the Company to file a further Additional Registration Statement for a further Additional Registration Period on the equivalent terms for the initial demand registration right described above in this paragraph.

2.2     Limitation to Registrable Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

2.3     Legal Counsel. Each Investor may designate legal counsel from time to time to review and oversee at the expense of such Investor any registration pursuant to this Article 2 (the “Legal Counsel”). The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

2.4     Ineligibility for Form F-3. In the event that Form F-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form that covers the resale of all of the Registrable Securities pursuant to the provisions of this Agreement and (ii) undertake to register the Registrable Securities on Form F-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Securities has been declared effective by the SEC.

2.5     Effect of Failure to Obtain Effectiveness of Registration Statement. I a Registration Statement covering all of the Registrable Securities is not declared effective by the SEC on or before the applicable Targeted Effectiveness Date then the Company shall continue to use its reasonable best efforts to have it declared effective.

ARTICLE 3

RELATED OBLIGATIONS

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2.1, the Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

3.1     Acceleration; Adequate Disclosure. The Company shall submit to the SEC, within two Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement continuously effective pursuant to Rule 415 at all times during the Initial Registration Period and any Additional Registration Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

3.2     Amendments to Registration Statement. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement continuously effective at all times during the Initial Registration Period and any Additional Registration Period, and, during such period, comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3.2) by reason of the Company filing with or furnishing to the SEC a report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement. The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Investors true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to the Investors as “Selling Stockholders” but not any comments that would result in the disclosure to the Investors of material and non-public information concerning the Company.

3.3     Review by Legal Counsel; Information Rights. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least three Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Form 20-F, Form 6-K and similar continuous disclosure reports) at least three Business Days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. Legal Counsel shall provide any comments within two Business Days after receipt of a document for review pursuant to the previous sentence. The Company shall, as promptly as practicable, furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Article 3.

3.4     Prospectus Delivery. The Company shall, as promptly as practicable, furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, an electronic copy of the prospectus included in such Registration Statement and all amendments and supplements thereto; provided, that the Company shall promptly provide each Investor with such number of copies of such prospectus as such Investor may reasonably request and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

3.5     Blue Sky Compliance. The Company shall use reasonable best efforts to (i) register and qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from the registration or qualification) of Registrable Securities for the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Initial Registration Period and any Additional Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Initial Registration Period and any Additional Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.5, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

3.6     Updates to Prospectus. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, or the passage of time as a result of which a Registration Statement or the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material non-public information), and, subject to Section 3.16, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC or any other federal or state government authority for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, and (iv) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on any Registration Statement (in which case the Company shall provide to each of the Investors true and complete copies of all comments that pertain to the Investors as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information). The Company shall notify Legal Counsel and each Investor in writing not more than one Business Day after (x) the Company becoming aware of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (collectively, “Proceeding”), for that purpose; or (y) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose.

3.7     Prevention of Suspension of Effectiveness. The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

3.8     Underwriter Status. If, after the execution of this Agreement, the SEC informs the Company that one or more of the Investors may be an underwriter of Registrable Securities, the Company shall not name such Investors as Underwriters without the consent of such Investors and failing the timely receipt of such consent, such Investor’s Registrable Securities shall be removed from the Registration Statement.

3.9     Confidentiality. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws or Canadian Securities Laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public. The Company agrees that it shall to the extent lawfully possible, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake reasonable and appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.10    Listing of Registrable Securities. The Company shall cause all of the Registrable Securities covered by a Registration Statement to be listed on the Toronto Stock Exchange and the NYSE MKT and each other securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.10.

3.11    Certificates. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such amounts as the Investors may reasonably request and registered in such names as the Investors may request.

3.12    Prospectus Supplements Requested by Investor. If reasonably requested by an Investor, the Company shall, as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

3.13    Compliance with Regulations. The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, the British Columbia Securities Commission, and all other applicable regulatory authorities in connection with any registration hereunder, including without limitation Rule 172 under the Securities Act. Further, the Company shall notify the Investors promptly if the Company no longer satisfies the conditions of Rule 172.

3.14    Reporting Issuer Status. During the Initial Registration Period and any Additional Registration Period, the Company shall continue to be a “reporting issuer” or the equivalent thereof in good standing under the applicable Canadian Securities Laws in each of the provinces of Canada in which it is currently a “reporting issuer” and shall continue to be in compliance with all applicable Canadian Securities Laws in all material respects and will make all necessary filings (including, without limitation, the filing of all continuous disclosure materials) required to be filed by the Company pursuant to the Canadian Securities Laws, but will not be required to qualify the Registrable Securities for sale in Canada.

3.15    Confirmation of Effectiveness to Transfer Agent. Within one Business Day after a Registration Statement that covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) written confirmation that such Registration Statement has been declared effective by the SEC.

3.16    Disclosure Grace Period. Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, (ii) use reasonable best efforts to terminate a Grace Period as promptly as practicable, and (iii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 10 consecutive days and no more than two Grace Periods shall occur during any 365 day period and the first day of any Grace Period must be at least two trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 2.5 hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3.6 with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Shares to a transferee of an Investor in accordance with the terms of the Subscription Agreements in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

3.17    F-3 Eligibility. The Company shall use reasonable best efforts to maintain compliance with the eligibility requirements of Form F-3 so that such form is continuously available for the registration of the resale of Registrable Securities during the Initial Registration Period and any Additional Registration Period.

ARTICLE 4

OBLIGATIONS OF THE INVESTORS

4.1     Information to be Included in Registration Statement. At least five Business Days prior to the first anticipated filing date of a Registration Statement other than the Initial Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

4.2     Cooperation. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

4.3     Cease Disposition. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.6, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of notice that the supplemented or amended prospectus contemplated by Section 3.6 has been filed with the SEC or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Shares to a transferee of an Investor in accordance with the terms of the Subscription Agreements in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3.6 and for which the Investor has not yet settled. For the avoidance of doubt, each Investor may continue to resell any Registrable Securities pursuant to Rule 144 or any other available exemption from registration.

4.4     Prospectus Delivery. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

ARTICLE 5

EXPENSES OF REGISTRATION

All expenses, other than underwriting discounts and commissions or as otherwise provided in this Agreement, incurred in connection with registrations, filings or qualifications pursuant to Articles 2 and 3, including, without limitation, all registration, listing and qualifications fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

ARTICLE 6

INDEMNIFICATION

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

6.1     Indemnification by Company. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, the Canadian Securities Laws, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6.3, the Company shall reimburse the Indemnified Persons, promptly as such Indemnified Damages are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in strict conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any amendment thereof or supplement thereto, if such prospectus was timely made available by the Company to such Indemnified Person pursuant to Section 3.3; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Article 9.

6.2     Indemnification by Investor. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act. Canadian Securities Laws or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in strict conformity with written information furnished to the Company by such Investor expressly for use in the Registration Statement or any amendment thereof or supplement thereto and, subject to Section 6.3, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 and the agreement with respect to contribution contained in Article 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6.2 for only that amount of a Claim or Indemnified Damages as does not exceed the dollar amount of the net proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Article 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

6.3     Participation; Cooperation. Promptly after receipt by an Indemnified Person or Indemnified Party under this Article 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Article 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the proviso of the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person that relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

6.4      Payment of Indemnification. The indemnification required by this Article 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

6.5      Non-Exclusive Remedy. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE 7

CONTRIBUTION

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities that is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

ARTICLE 8

REPORTS UNDER THE EXCHANGE ACT

8.1     With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)     make and keep public information available, as those terms are understood and defined in Rule 144;

(b)     file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)     furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (ii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

ARTICLE 9

ASSIGNMENT OF REGISTRATION RIGHTS

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreements, and in accordance with all applicable securities laws.

ARTICLE 10

AMENDMENT OF REGISTRATION RIGHTS

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Article 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

ARTICLE 11

MISCELLANEOUS

11.1    Holders of Record. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

11.2    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Northern Dynasty Minerals Ltd.
15th Floor - 1040 West Georgia Street
Vancouver, BC, Canada V6E 4H1
Fax: (604) 684-8092
Attention: Trevor Thomas [TrevorThomas@hdimining.com]

If to the Purchasers as per Schedule or as they may notify the Company.

With courtesy copies (which shall not be required for valid notice) to counsel:

For Company:
McMillan LLP
1500 1055 West Georgia Street,
Vancouver, BC, Canada
V6E 4N7
Fax 604 685 7084
Attention: Bernhard Zinkhofer, Esq.(Bernhard.Zinkhofer@mcmillan.ca)

For Investors:
As per the registration details contained in their Special Warrants

If to a Purchaser, to its address and facsimile number set forth on the Schedule of Purchasers attached hereto, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

11.3    No Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.4    Governing Law; Waiver of Jury Trial. This Registration Rights Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each Investor hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Registration Rights Agreement . EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.5    Entire Agreement. This Agreement, the Subscription Agreements and the agreements entered into pursuant to the Subscription Agreement and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

11.6    Successors and Assigns. Subject to the requirements of Article 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

11.7    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.8    Counterparts; Facsimile Signatures. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

11.9    Further Assurances; No Inconsistent Agreements. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Neither the Company nor any of its subsidiaries (as such term is defined in the Business Corporations Act (British Columbia)) (the “subsidiaries”) has entered, as of the date hereof, nor shall the Company or any of the Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof.

11.10   Required Consent. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

11.11   Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

11.12   No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except to the extent set forth in Article 6.

11.13   Several Liability. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

[Signature Page Follows]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

NORTHERN DYNASTY MINERALS LTD.

By:

Name:

Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

By:

Name:

Title:

[Purchaser Signature Page to Registration Rights Agreement]

SCHEDULE OF PURCHASERS

	Purchaser’s Address	Purchaser’s Representative’s
Address, email
Purchaser Name	and Facsimile Number and email
and Facsimile Number

EXHIBIT A

SELLING STOCKHOLDERS

For additional information regarding the issuance of the Common Shares, see “Private Placement of Special Warrants” above. We are registering the shares of Common Shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the issuance of the Special Warrants pursuant to the Subscription Agreements and the conversion of these Special Warrants into Common Shares, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Shares by each of the selling stockholders. The second column lists the number of shares of Common Shares beneficially owned by each selling stockholder, based on its ownership of the Special Warrants issued pursuant to the Subscription Agreements and assuming full conversion of such Special Warrants, as of __________, 2015. The third column lists the shares of Common Shares being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Maximum Number of
	Number of Shares	Shares
Name of Selling	Beneficially Owned Prior	to be Sold Pursuant to	Number of Shares
Stockholder	to Offering	this Prospectus	Owned After Offering

PLAN OF DISTRIBUTION

We are registering the shares of Common Shares to permit the resale of these shares of Common Shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Shares.

The selling stockholders may sell all or a portion of the shares of Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Shares in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Shares short and deliver shares of Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

At the time a particular offering of the shares of Common Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Shares by the selling stockholders and any other participating person. To the extent applicable Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Shares to engage in market-making activities with respect to the shares of Common Shares. All of the foregoing may affect the marketability of the shares of Common Shares and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Shares.

We will pay all expenses of the registration of the shares of Common Shares pursuant to the registration rights agreements, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Shares will be freely tradable under the Securities Act in the hands of persons other than our affiliates.